NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Third Quarter 2023 Results

•GAAP EPS of $0.06 includes special items primarily related to environmental costs and amortization expense.

•Adjusted EPS of $0.57 exceeds guidance of $0.56 as a result of favorable margins and reduced interest expense offsetting lower than projected sales.

•Fourth quarter and full year adjusted EPS guidance updated to $0.47 and $2.30, respectively; full year free cash flow expectation maintained at $180 million.

•Destocking appears to be nearing an end in many end markets; fourth quarter adjusted EPS projected to be 12% higher than prior year.

CLEVELAND – November 2, 2023 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable material solutions, today announced its third quarter 2023 results. The company reported third quarter sales of $754 million compared to $823 million in the prior year. Third quarter GAAP and adjusted earnings per share (EPS) were $0.06 and $0.57, respectively, compared to ($0.30) and $0.59 in the prior year.

GAAP EPS includes $0.35 of special items (see Attachment 3) and $0.16 of intangible amortization expense (see Attachment 1). Special items for the third quarter were primarily related to an adjustment to environmental reserves.

“Adjusted EPS for the third quarter of $0.57 was slightly ahead of our guidance of $0.56,” said Robert M. Patterson, Chairman, President, and Chief Executive Officer, Avient Corporation. “Versus our projections, lower depreciation expense, related to prior restructuring actions, and reduced interest expense more than offset the impact of lower sales.”

The company noted that during the third quarter certain end markets continued to perform relatively well, such as energy, transportation and defense, whereas demand in most other markets remained weak versus the prior year.

Commenting on the company’s outlook, Mr. Patterson said, “We are not seeing a recovery in demand as we had initially modeled for the fourth quarter, but we are encouraged that the pace of destocking has slowed and appears to be nearing an end in many end markets including packaging, which is our largest.”

“We have updated our full year sales and adjusted EPS guidance to $3.13 billion and $2.30, respectively, to reflect our current projections as well as weaker foreign exchange. For the fourth quarter, our adjusted EPS guidance of $0.47 represents a 12% increase versus the prior year, much of which comes from Europe where margin expansion is now more than offsetting weak demand conditions,” Mr. Patterson added. “This is a positive turn in earnings momentum as we look ahead to next year.”

The company also noted that it had paid down $100 million of debt and refinanced its Term Loan during the third quarter, reducing the interest rate and extending certain maturities from 2026 to 2029. The refinancing and debt reduction will result in $10 million of annual interest expense savings.

“We continue to generate strong cash flow from operations and are maintaining our full year free cash flow guidance of $180 million. Given our cash position, we paid down $100 million of debt during the quarter, which brings our total debt reduction to $300 million since we financed the acquisition of Dyneema last year,” said Jamie A. Beggs, Senior Vice President and Chief Financial Officer, Avient Corporation.

Ms. Beggs added, “Last month, we also increased our dividend for the thirteenth consecutive year. This reflects the confidence we have in our ability to continue to deliver consistent free cash flow, but more importantly to drive long-term earnings growth from the areas of focus we highlighted at our Sustainability Day in September.”

Avient will share further information regarding third quarter results and full-year guidance during its previously scheduled webcast at 8:00 a.m. Eastern Time on November 2, 2023.

Webcast Details

Avient will host a webcast on Thursday, November 2, 2023 at 8:00 a.m. ET. The webcast can be viewed live at avient.com/investors, or by clicking on the webcast link here. Conference call participants in the question and answer session should pre-register using the link at avient.com/investors, or here, to receive the dial-in number and personal PIN. This information is required to access the conference call. The question and answer session will follow the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors/events-presentations immediately following the conference call and will be accessible for one year.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include adjusted EPS, adjusted operating income, adjusted gross margin, adjusted EBITDA, and free cash flow. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EPS and adjusted EBITDA, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, environmental remediation costs, mark-to-market adjustments associated with benefit plans, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the company's control and/or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information.

To access Avient’s news library online, please visit www.avient.com/news.

About Avient

Avient Corporation (NYSE: AVNT) provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Dyneema®, the world’s strongest fiber™, enables unmatched levels of performance and protection for end-use applications, including ballistic personal protection, marine and sustainable infrastructure and outdoor sports
•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit https://www.avient.com.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to achieve strategic objectives and successfully integrate acquisitions, including Avient Protective Materials; an inability to raise or sustain prices for products or services; our ability to pay regular quarterly cash dividends, including at the increased rate, and the amounts and timing of any future dividends; information systems failures and cyberattacks; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation and any recessionary conditions. The above list of factors is not exhaustive.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Marketing and Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales	$753.7	$823.3	$2,423.8	$2,606.5
Operating Income	34.3	40.6	153.7	242.9
Net income (loss) from continuing operations attributable to Avient shareholders	5.1	(27.4)	48.0	99.8
Basic earnings per share from continuing operations attributable to Avient shareholders	$0.06	$(0.30)	$0.53	$1.09
Diluted earnings per share from continuing operations attributable to Avient shareholders	$0.06	$(0.30)	$0.52	$1.08

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Further, as a result of Avient's portfolio shift to a pure play specialty formulator, it has completed several acquisitions and divestitures which have resulted in a significant amount of intangible asset amortization. Management excludes intangible asset amortization from adjusted EPS as it believes excluding acquired intangible asset amortization is a useful measure of current period earnings per share. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income (loss) from continuing operations attributable to Avient shareholders	$5.1	$0.06	$(27.4)	$(0.30)
Special items, after tax (Attachment 3)	32.0	0.35	68.3	0.75
Amortization expense, after-tax	15.2	0.16	13.4	0.14
Adjusted net income / EPS	$52.3	$0.57	$54.3	$0.59

	Nine Months Ended September 30, 2023		Nine Months Ended September 30, 2022
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$48.0	$0.52	$99.8	$1.08
Special items, after tax (Attachment 3)	73.9	0.81	77.9	0.85
Amortization expense, after-tax	46.5	0.51	34.9	0.38
Adjusted net income / EPS	$168.4	$1.84	$212.6	$2.31

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Sales	$753.7	$823.3	$2,423.8	$2,606.5
Cost of sales	558.4	627.9	1,740.2	1,895.8
Gross margin	195.3	195.4	683.6	710.7
Selling and administrative expense	161.0	154.8	529.9	467.8
Operating income	34.3	40.6	153.7	242.9
Interest expense, net	(30.3)	(37.3)	(88.5)	(70.4)
Other income (expense), net	1.0	(32.3)	1.5	(31.3)
Income (loss) from continuing operations before income taxes	5.0	(29.0)	66.7	141.2
Income tax benefit (expense)	0.1	1.2	(18.0)	(41.5)
Net income (loss) from continuing operations	5.1	(27.8)	48.7	99.7
Income (loss) from discontinued operations, net of income taxes	—	17.1	(0.9)	58.8
Net income (loss)	5.1	(10.7)	47.8	158.5
Net loss (income) attributable to noncontrolling interests	—	0.4	(0.7)	0.1
Net income (loss) attributable to Avient common shareholders	$5.1	$(10.3)	$47.1	$158.6

Earnings (loss) per share attributable to Avient common shareholders - Basic:
Continuing operations	$0.06	$(0.30)	$0.53	$1.09
Discontinued operations	—	0.19	(0.01)	0.65
Total	$0.06	$(0.11)	$0.52	$1.74

Earnings (loss) per share attributable to Avient common shareholders - Diluted:
Continuing operations	$0.06	$(0.30)	$0.52	$1.08
Discontinued operations	—	0.19	(0.01)	0.64
Total	$0.06	$(0.11)	$0.51	$1.72

Cash dividends declared per share of common stock	$0.2475	$0.2375	$0.7425	$0.7125

Weighted-average shares used to compute earnings per common share:
Basic	91.1	90.9	91.1	91.3
Diluted	91.9	90.9	91.8	92.0

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of sales:
Restructuring costs, including accelerated depreciation	$(2.1)	$(2.8)	$(9.9)	$(9.8)
Environmental remediation costs	(38.1)	(18.8)	(52.5)	(23.8)
Reimbursement of previously incurred environmental costs	—	0.1	—	8.3
Acquisition related costs	—	(10.3)	—	(10.3)
Impact on cost of sales	(40.2)	(31.8)	(62.4)	(35.6)

Selling and administrative expense:
Restructuring and employee separation costs	(2.0)	0.3	(13.8)	(1.0)
Legal and other	1.7	(0.5)	(9.1)	1.0
Acquisition related costs	(0.5)	(8.2)	(4.6)	(13.2)
Impact on selling and administrative expense	(0.8)	(8.4)	(27.5)	(13.2)

Impact on operating income	(41.0)	(40.2)	(89.9)	(48.8)

Interest expense, net - financing costs	(2.2)	(10.0)	(2.2)	(10.0)

Mark-to-market on derivative instruments	—	(31.8)	—	(30.9)
Other	—	—	(0.1)	0.1
Impact on other expense, net	—	(31.8)	(0.1)	(30.8)

Impact on income from continuing operations before income taxes	(43.2)	(82.0)	(92.2)	(89.6)
Income tax benefit on above special items	10.8	20.5	23.2	22.5
Tax adjustments(2)	0.4	(6.8)	(4.9)	(10.8)
Impact of special items on net income from continuing operations	$(32.0)	$(68.3)	$(73.9)	$(77.9)

Diluted earnings per common share impact	$(0.35)	$(0.75)	$(0.81)	$(0.85)

Weighted average shares used to compute adjusted earnings per share:
Diluted	91.9	91.6	91.8	92.0

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax impact from non-recurring income tax items, adjustments to uncertain tax position reserves and the establishment, reversal or changes to valuation allowances.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$439.6	$641.1
Accounts receivable, net	436.9	440.6
Inventories, net	349.6	372.7
Other current assets	138.2	115.3
Total current assets	1,364.3	1,569.7
Property, net	978.2	1,049.2
Goodwill	1,681.3	1,671.9
Intangible assets, net	1,563.0	1,597.6
Other non-current assets	202.9	196.6
Total assets	$5,789.7	$6,085.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$9.5	$2.2
Accounts payable	389.5	454.4
Accrued expenses and other current liabilities	328.1	412.8
Total current liabilities	727.1	869.4
Non-current liabilities:
Long-term debt	2,070.8	2,176.7
Pension and other post-retirement benefits	65.1	67.2
Deferred income taxes	293.2	342.5
Other non-current liabilities	337.6	276.4
Total non-current liabilities	2,766.7	2,862.8

SHAREHOLDERS' EQUITY
Avient shareholders’ equity	2,276.9	2,334.5
Noncontrolling interest	19.0	18.3
Total equity	2,295.9	2,352.8
Total liabilities and equity	$5,789.7	$6,085.0

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net income	$47.8	$158.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	142.6	110.3
Accelerated depreciation	1.9	4.0
Share-based compensation expense	9.7	9.5
Changes in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(5.7)	(66.5)
Decrease (increase) in inventories	16.5	(12.5)
(Decrease) increase in accounts payable	(59.1)	43.5
Taxes paid on gain on sale of business	(104.1)	—
Accrued expenses and other assets and liabilities, net	(2.5)	(22.9)
Net cash provided by operating activities	47.1	223.9
Investing activities
Capital expenditures	(75.0)	(55.1)
Business acquisitions, net of cash acquired	—	(1,426.1)
Settlement of foreign exchange derivatives	—	93.3
Net proceeds from divestiture	7.3	—
Other investing activities	2.3	—
Net cash used by investing activities	(65.4)	(1,387.9)
Financing activities
Debt proceeds	—	1,300.0
Purchase of common shares for treasury	—	(36.4)
Cash dividends paid	(67.6)	(65.2)
Repayment of long-term debt	(103.8)	(6.8)
Debt financing costs	(2.3)	(49.3)
Other financing	(2.3)	(4.2)
Net cash (used) provided by financing activities	(176.0)	1,138.1
Effect of exchange rate changes on cash	(7.2)	(30.9)
Decrease in cash and cash equivalents	(201.5)	(56.8)
Cash and cash equivalents at beginning of year	641.1	601.2
Cash and cash equivalents at end of period	$439.6	$544.4

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales:
Color, Additives and Inks	$486.5	$565.6	$1,548.0	$1,864.2
Specialty Engineered Materials	267.9	258.2	878.4	743.6
Corporate	(0.7)	(0.5)	(2.6)	(1.3)
Sales	$753.7	$823.3	$2,423.8	$2,606.5

Gross margin:
Color, Additives and Inks	$156.8	$161.3	$482.9	$546.8
Specialty Engineered Materials	78.3	66.9	263.7	201.3
Corporate	(39.8)	(32.8)	(63.0)	(37.4)
Gross margin	$195.3	$195.4	$683.6	$710.7

Selling and administrative expense:
Color, Additives and Inks	$92.3	$92.7	$284.8	$290.1
Specialty Engineered Materials	48.0	35.5	150.6	96.4
Corporate	20.7	26.6	94.5	81.3
Selling and administrative expense	$161.0	$154.8	$529.9	$467.8

Operating income:
Color, Additives and Inks	$64.5	$68.6	$198.1	$256.7
Specialty Engineered Materials	30.3	31.4	113.1	104.9
Corporate	(60.5)	(59.4)	(157.5)	(118.7)
Operating income	$34.3	$40.6	$153.7	$242.9

Depreciation & amortization:
Color, Additives and Inks	$24.6	$24.2	$76.1	$76.1
Specialty Engineered Materials	20.5	12.9	61.6	28.4
Corporate	1.3	2.7	6.8	9.2
Depreciation & Amortization	$46.4	$39.8	$144.5	$113.7

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$89.1	$92.8	$274.2	$332.8
Specialty Engineered Materials	50.8	44.3	174.7	133.3
Corporate	(59.2)	(56.7)	(150.7)	(109.5)
Other income (expense), net	1.0	(32.3)	1.5	(31.3)
EBITDA including special items	$81.7	$48.1	$299.7	$325.3
Special items in EBITDA	41.0	71.2	88.1	75.6
Total Company, EBITDA adjusted	$122.7	$119.3	$387.8	$400.9

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient's annual incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Consolidated Statements of Income	2023	2022	2023	2022

Sales	$753.7	$823.3	$2,423.8	$2,606.5

Gross margin - GAAP	195.3	195.4	683.6	710.7
Special items in gross margin (Attachment 3)	40.2	31.8	62.4	35.6
Adjusted gross margin	$235.5	$227.2	$746.0	$746.3

Adjusted gross margin as a percent of sales	31.2%	27.7%	30.8%	28.6%

Operating income - GAAP	34.3	40.6	153.7	242.9
Special items in operating income (Attachment 3)	41.0	40.2	89.9	48.8
Adjusted operating income	$75.3	$80.8	$243.6	$291.7

Adjusted operating income as a percent of sales	10.0%	9.8%	10.1%	11.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to EBITDA and Adjusted EBITDA:	2023	2022	2023	2022
Net income from continuing operations – GAAP	$5.1	$(27.8)	$48.7	$99.7
Income tax (benefit) expense	(0.1)	(1.2)	18.0	41.5
Interest expense, net	30.3	37.3	88.5	70.4
Depreciation and amortization	46.4	39.8	144.5	113.7
EBITDA from continuing operations	$81.7	$48.1	$299.7	$325.3
Special items, before tax	43.2	82.0	92.2	89.6
Interest expense included in special items	(2.2)	(10.0)	(2.2)	(10.0)
Depreciation and amortization included in special items	—	(0.8)	(1.9)	(4.0)
Adjusted EBITDA	$122.7	$119.3	$387.8	$400.9

Adjusted EBITDA as a % of sales	16.3%	14.5%	16.0%	15.4%